Exhibit 99.1

TRISTAR ACQUISITION I CORP.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

Page
Unaudited Pro Forma Balance Sheet	F-2

Notes to Unaudited Pro Forma Balance Sheet	F-3

TRISTAR ACQUISITION I CORP.
UNAUDITED PRO FORMA BALANCE SHEET
October 18, 2021

	October 18, 2021	Transaction Accounting Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash	$1,509,325	$330,000	e	$1,509,325
		$(330,000)	f
Prepaid expenses	326,238	—		326,238

Total current assets	1,835,563	—		1,835,563
Prepaid expenses, net of current portion	291,200	—		291,200
Cash held in Trust Account	202,000,000	30,000,000	a	232,300,000
		(600,000)	b
		570,000	d
		330,000	f	—

TOTAL ASSETS	$204,126,763	$30,300,000		$234,426,763

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$695	$—		$695
Franchise tax payable	200,000	—		200,000

Total current liabilities	200,695	—		200,695

Derivative warrant liabilities	15,736,250	541,500	d	17,672,750
		1,395,000	g
Deferred underwriting fee payable	9,000,000	1,350,000	c	10,350,000

TOTAL LIABILITIES	24,936,945	3,286,500		28,223,445

Commitments
Class A ordinary shares, $0.0001 par value; 90,000,000 shares authorized; 23,000,000 shares issued and outstanding, subject to possible redemption at $10.10 per share	202,000,000	30,000,000	a	232,300,000
		(572,100)	b
		(1,287,225)	c
		292,579	e
		(1,395,000)	g
		3,261,746	h

Shareholders’ deficit:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—		—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575	—		575
Additional paid-in capital	—	28,500	d	—
		(28,500)	h
Accumulated deficit	(22,810,757)	(27,900)	b	(26,097,257)
		(62,775)	c
		37,421	e
		(3,233,246)	h

Total shareholders’ deficit	(22,810,182)	(3,286,500)		(26,096,682)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$204,126,763	$30,300,000		$234,426,763

TRISTAR ACQUISITION I CORP.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

The following unaudited Pro Forma Balance Sheet presents the Balance Sheet of Tristar Acquisition I Corp. (the “Company”) as of October 18, 2021, adjusted for the exercise of the underwriters’ over-allotment option and related transactions which occurred on November 3, 2021. The following unaudited Pro Forma Balance Sheet has been prepared in accordance with Article 11 of Regulation S-X.

Assumptions and estimates underlying the unaudited transaction accounting adjustments set forth in the unaudited Pro Forma Balance Sheet are described in the accompanying notes. The unaudited Pro Forma Balance Sheet has been presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been achieved had the over-allotment option and related transactions occurred on the date indicated. Further, the unaudited Pro Forma Balance Sheet does not purport to project the future financial position of Tristar Acquisition I Corp. following the sale of the units upon the underwriters’ partial exercise of the over-allotment, and other related transactions. The unaudited transaction accounting adjustments represent management’s estimates based on information available as of the date of this unaudited Pro Forma Balance Sheet and are subject to change as additional information becomes available and analyses are performed.

TRISTAR ACQUISITION I CORP.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Tristar Acquisition I Corp. (the “Company”) as of October 18, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 3, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”) on October 18, 2021. Each Unit consists of Class A ordinary share, and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $10.00 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option and on November 3, 2021 purchased an additional 3,000,000 Units (the “Over-Allotment Units”), generating gross proceeds of $30 million, and incurred additional offering costs of approximately $1.62 million, of which approximately $1.35 million was for deferred underwriting fees.

Simultaneously with the closing of the IPO on October 18, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 6,775,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Tristar Holdings I LLC, a Cayman Islands limited liability company (the “Sponsor”), generating proceeds of $6.775 million. Simultaneously with the closing of the Over-allotment on November 3, 2021, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 570,000 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of $570,000.

Transaction accounting adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

TRISTAR ACQUISITION I CORP.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

	Transaction Accounting Adjustments	Debit	Credit
(a)	Cash Held in Trust	$30,000,000
	Class A ordinary shares subject to possible redemption		$30,000,000
	To record sale of Overallotment Units at $10.00 per Unit
(b)	Cash Held in Trust		$600,000
	Accumulated deficit	$27,900
	Class A ordinary shares subject to possible redemption	$572,100
	To record payment of 2% of cash underwriting fee on overallotment option
(c)	Accumulated deficit	$62,775
	Class A ordinary shares subject to possible redemption	$1,287,225
	Deferred underwriting fee payable		$1,350,000
	To record additional deferred underwriting fee on overallotment option
(d)	Cash Held in Trust	$570,000
	Additional paid-in capital		$28,500
	Derivative warrant liabilities		$541,500
	To record purchase of 570,000 private placement warrants at $1.00 per warrant
(e)	Operating Cash	$330,000
	Class A ordinary shares subject to possible redemption		$292,579
	Accumulated deficit		$37,421
	Reimbursement from underwriters to be paid into Trust to fund 101% of public offering
(f)	Cash Held in Trust	$330,000
	Operating cash		$330,000
	To fund the Trust to 101% of public offering
(g)	Class A ordinary shares subject to possible redemption	$1,395,000
	Derivative warrant liabilities		$1,395,000
	To record additional public warrants at fair value
(h)	Additional paid-in capital	$28,500
	Accumulated deficit	3,233,246
	Class A ordinary shares subject to possible redemption		$3,261,746
	To record accretion of Class A common shares subject to redemption